Exhibit 3.3

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GCL GLOBAL HOLDINGS LTD

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GCL GLOBAL HOLDINGS LTD

1.	The name of the Company is GCL Global Holdings Ltd.

2.	The registered office of the Company shall be at the offices of CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of full capacity.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The share capital of the Company is US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

We, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of Shares shown opposite our name.

DATED: 12 October 2023.

Name and address of Subscriber	Number of Shares taken by Subscriber

/s/ Emily Cornhill	One Share
for and on behalf of
CO Services Cayman Limited

P.O. Box 10008
Willow House
Cricket Square
Grand Cayman
KY1-1001
Cayman Islands

acting by:

Name: Emily Cornhill
Title: Authorised signatory

/s/ Alikie Kandler
Alikie Kandler
Witness to the above signature

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GCL GLOBAL HOLDINGS LTD

1.	PRELIMINARY	7
2.	COMMENCEMENT OF BUSINESS	10
3.	REGISTERED OFFICE AND OTHER OFFICES	10
4.	SERVICE PROVIDERS	10
5.	ISSUE OF SHARES	10
6.	REGISTER OF MEMBERS	12
7.	CLOSURE OF THE REGISTER OF MEMBERS AND FIXING A RECORD DATE	12
8.	SHARE CERTIFICATES	12
9.	TRANSFER OF SHARES	13
10.	TRANSMISSION OF SHARES	14
11.	SURRENDER, REDEMPTION AND PURCHASE OF SHARES	15
12.	FINANCIAL ASSISTANCE	15
13.	CLASS RIGHTS AND CLASS MEETINGS	16
14.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS	16
15.	LIEN ON SHARES	16
16.	ALTERATION OF share CAPITAL	17
17.	SPECIAL RESOLUTIONS	18
18.	CONVENING GENERAL MEETINGS	18
19.	NOTICE OF GENERAL MEETINGS	19
20.	PROCEEDINGS AT GENERAL MEETINGS	19
21.	VOTES OF MEMBERS	21
22.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS	22
23.	APPOINTMENT, REMOVAL AND RETIREMENT OF DIRECTORS	24
24.	POWERS OF DIRECTORS	24
25.	PROCEEDINGS OF DIRECTORS	25
26.	DELEGATION OF DIRECTORS’ POWERS	28
27.	REMUNERATION OF DIRECTORS	30
28.	SEAL	30
29.	DIVIDENDS, DISTRIBUTIONS AND RESERVES	31
30.	PAYMENTS	32
31.	CAPITALISATION OF RESERVES AND PROFITS	33
32.	BOOKS OF ACCOUNT	33
33.	AUDITOR	34
34.	NOTICES	34
35.	WINDING UP	35
36.	INDEMNITY AND INSURANCE	36
37.	REQUIRED DISCLOSURE	37
38.	FINANCIAL YEAR	37
39.	TRANSFER BY WAY OF CONTINUATION	37
40.	TAX TRANSPARENCY REPORTING	38

1.	PRELIMINARY

1.1	Table A not to apply

The regulations contained or incorporated in Table A in the First Schedule to the Companies Act shall not apply to the Company and these Articles shall apply in place thereof.

1.2	Definitions

"Articles"	means these articles of association of the Company, as amended from time to time.

"Auditor"	means the person (if any) for the time being performing the duties of auditor of the Company.

"Clear Days"	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

"Companies Act"	means the Companies Act (as revised) of the Cayman Islands, as amended or revised from time to time.

"Company"	means the above-named company.

"Directors"	means the directors for the time being of the Company.

"Dividend"	shall mean an interim dividend unless such dividend is expressly stated to be a final dividend by the Directors at any time before the date of payment of such dividend.

"Dollar" or "US$"	means the lawful currency of the United States of America.

"Electronic Record"	has the same meaning as in the Electronic Transactions Act.

"Electronic Transactions Act"	means the Electronic Transactions Act (as revised) of the Cayman Islands.

"Member"	means any person from time to time entered in the Register of Members as a holder of one or more Shares and includes the Subscriber pending its entry therein.

"Memorandum"	means the memorandum of association of the Company, as amended from time to time.

"Ordinary Resolution"	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution.

"Register of Members"	means the register of members of the Company maintained in accordance with the Companies Act and includes (except where otherwise stated) any duplicate or branch register.

"Registered Office"	means the registered office for the time being of the Company in the Cayman Islands.

"Seal"	means the common seal of the Company and includes every duplicate seal.

"Share"	means a share in the capital of the Company and includes a fraction of a share.

"Special Resolution"	has the same meaning as in the Companies Act, and includes a unanimous written resolution.

"Subscriber"	means the subscriber to the Memorandum.

"Subscriber Share"	means any Share which the Subscriber has agreed to take pursuant to the Memorandum.

1.3	Interpretation

Unless the contrary intention appears, in these Articles:

(a)	singular words include the plural and vice versa;

(b)	a word of any gender includes the corresponding words of any other gender;

(c)	references to "persons" include natural persons, companies, partnerships, firms, joint ventures, associations or other bodies of persons (whether or not incorporated);

(d)	a reference to a person includes that person’s successors and legal personal representatives;

(e)	"writing" and "written" includes any method of representing or reproducing words in a visible form, including in the form of an Electronic Record;

(f)	a reference to "shall" shall be construed as imperative and a reference to "may" shall be construed as permissive;

(g)	in relation to determinations to be made by the Directors and all powers, authorities and discretions exercisable by the Directors under these Articles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in a particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law;

(h)	any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may, from time to time, delegate their powers;

(i)	the term "and/or" is used in these Articles to mean both "and" as well as "or". The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. "Or" shall not be interpreted to be exclusive, and "and" shall not be interpreted to require the conjunctive, in each case unless the context requires otherwise;

(j)	any phrase introduced by the terms "including", "includes", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(k)	headings are inserted for reference only and shall not affect construction;

(l)	a reference to a law includes regulations and instruments made under that law;

(m)	a reference to a law or a provision of law includes amendments, re-enactments, consolidations or replacements of that law or the provision;

(n)	"fully paid" means paid up as to the par value in respect of the issue of any Shares and includes credited as fully paid;

(o)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(p)	sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded.

2.	COMMENCEMENT OF BUSINESS

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in connection with the formation and operation of the Company, including the expenses of registration and any expenses relating to the offer of, subscription for, or issuance of Shares.

2.3	Expenses may be amortised over such period as the Directors may determine.

3.	REGISTERED OFFICE AND OTHER OFFICES

3.1	Subject to the provisions of the Companies Act, the Company may by resolution of the Directors change the location of its Registered Office.

3.2	The Directors, in addition to the Registered Office, may in their discretion establish and maintain such other offices, places of business and agencies whether within or outside of the Cayman Islands.

4.	SERVICE PROVIDERS

The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

5.	ISSUE OF SHARES

5.1	Power of Subscriber to issue and transfer or repurchase Subscriber Shares

The Subscriber shall have the power to:

(a)	issue any Subscriber Share to itself at par following the incorporation of the Company;

(b)	transfer such Subscriber Share to any person by execution of a share transfer instrument or provide for the repurchase at par value of such Subscriber Share upon the first issue of additional Shares by the Company; and

(c)	update the Register of Members in respect of the issue and transfer or repurchase of the Subscriber Share.

5.2	Power of Directors to issue Shares

Subject to the applicable provisions, if any, in the Companies Act, these Articles, the Memorandum, any resolution that may be passed by the Company in general meeting and subject to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise deal with or dispose of Shares with or without preferred, deferred, or other rights or restrictions, whether as regards to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think fit. The Directors shall, in their sole discretion, determine the issue price of any Shares to be allotted and issued.

5.3	Issue of Shares

The Directors may issue Shares in different classes and may establish internal accounts within the Company to permit the assets and liabilities of a class of Shares to be segregated from the assets and liabilities of any other class of Shares as an internal accounting matter. In addition, if there are multiple classes of Shares in issue at any time, the Directors may (without obtaining the consent of any Members affected but subject to the Companies Act and any variation of class rights provisions in these Articles) re-designate or re-classify any class of Shares as belonging to another class of Shares.

5.4	Payment for Shares

The Directors may, in their sole discretion, agree the terms on which any subscriber may subscribe for Shares, including the currency, manner, time and place of payment and may designate that such payment be to such person acting on behalf of the Company as the Directors may from time to time determine. If the Directors so consent, the subscription price may be satisfied wholly or partly by the transfer of in-kind consideration to the Company. The value of any in-kind consideration shall be determined by the Directors in their sole discretion and, in the absence of bad faith or manifest error, such determination shall be binding upon the Company and its Members.

5.5	Payment of commission or brokerage

Subject to the provisions of the Companies Act, the Company may pay a commission or brokerage in connection with any issue of Shares. The Company may pay the commission or brokerage in cash or by issuing Shares credited as fully paid or by a combination of both.

5.6	No Shares to bearer

The Company shall not issue Shares to bearer.

5.7	Fractional Shares

Fractional Shares may be issued and multiple fractions of the same class may be aggregated.

5.8	No rights of pre-emption etc.

No rights of pre-emption, first or last refusal, drag-along or tag-along shall attach to any Shares.

5.9	Shares issued fully paid

Shares shall only be issued as fully paid.

6.	REGISTER OF MEMBERS

6.1	The Company shall maintain or cause to be maintained a Register of Members.

6.2	Upon request, the Directors shall confirm to any Member the entry of the name of such Member in the Register of Members and the number of Shares held by such Member. No Member (not being a Director) shall have any right to inspect the Register of Members except as conferred by the Companies Act or as authorised by the Directors.

7.	CLOSURE OF THE REGISTER OF MEMBERS AND FIXING A RECORD DATE

7.1	Power of Directors to close the Register of Members

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment of a meeting, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed 40 days.

7.2	Power of Directors to fix a record date

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrear a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

7.3	Circumstances where Register of Members is not closed and no fixed record date

If the Register of Members is not closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment of that meeting.

8.	SHARE CERTIFICATES

8.1	Issue of share certificates

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued.

8.2	Form of share certificates

Share certificates, if any, shall be in such form as the Directors may determine and shall be signed by one or more Directors or any other person so authorised by the Directors. The Directors may authorise share certificates to be issued with the authorised signature(s) affixed by mechanical process. All share certificates shall be consecutively numbered or otherwise identified and shall specify the number and class of Shares to which they relate. All share certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate evidencing a like number of relevant Shares shall have been surrendered and cancelled. Where only some of the Shares evidenced by a share certificate are transferred, the old certificate shall be surrendered and cancelled and a new certificate for the balance of the Shares shall be issued in lieu without charge.

8.3	Certificates for jointly-held Shares

If the Company issues a share certificate in respect of Shares held jointly by more than one person, delivery of a single share certificate to one joint holder shall be a sufficient delivery to all of them.

8.4	Replacement of share certificates

If a share certificate is defaced, worn-out or alleged to have been lost, stolen or destroyed, a new share certificate shall be issued on the payment of such expenses reasonably incurred by the Company and the person requiring the new share certificate shall first surrender the defaced or worn-out share certificate or give such evidence of the loss, theft or destruction of the share certificate and such indemnity to the Company as the Directors may require.

9.	TRANSFER OF SHARES

9.1	Written instrument of transfer

Subject to these Articles, a Share is transferable by means of a written instrument of transfer in any usual or common form for use in the Cayman Islands or any other form approved by the Directors and which:

(a)	has been executed by or on behalf of the transferor; and

(b)	is accompanied by such documentation that the Directors may request.

9.2	Refusal to register transfers

(a)	The Directors may resolve to refuse to register any transfer of Shares (other than a transfer of the Subscriber Shares by the Subscriber) and are not obliged to give any reason for that refusal, provided that the Directors may (with or without conditions) irrevocably waive or modify this right in connection with the listing of Shares on a stock exchange or where the free transferability of Shares is otherwise desirable.

(b)	If the Directors refuse to register a transfer of Shares they must, within two months of such refusal (i) give notice of the refusal to the registered holder of the Shares and the proposed transferee named on the transfer and (ii) at their election, either destroy any instrument of transfer provided to them in respect of such proposed transfer, or return such instrument to the person who provided it to them. Failure to provide such notice or to destroy or return such instrument does not invalidate the decision of the Directors to refuse to register that transfer.

9.3	Effect of registration

The transferor shall be deemed to remain the holder of the Share transferred until the name of the transferee is entered in the Register of Members in respect of that Share.

10.	TRANSMISSION OF SHARES

10.1	Transmission of Shares

If a Member dies, becomes bankrupt, commences liquidation or is dissolved, the only person that the Company will recognise as having any title to, or interest in, that Member’s Share (other than the Member) are:

(a)	if the deceased Member was a joint holder, the survivor;

(b)	if the deceased Member was a sole or the only surviving holder, the personal representative of that Member; or

(c)	any trustee in bankruptcy or other person succeeding to the Member’s interest by operation of law,

but nothing in these Articles releases the estate of a deceased Member, or any other successor by operation of law, from any liability in respect of any Share held by that Member solely or jointly.

10.2	Election by persons entitled on transmission

Any person becoming entitled to a Share as a result of the death, bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become registered as the holder of the Share or nominate another person to be registered as the holder of that Share.

10.3	Manner of election

A person who makes an election under the preceding Article shall give written notice to the Company to that effect, but the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be.

10.4	Rights of persons entitled by transmission

A person becoming entitled to a Share by reason of the death, bankruptcy, liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other rights to which he would be entitled if he were the registered holder of the Share. However, the person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to attend or vote at any meeting of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him registered as the holder (and the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be). If the notice is not complied with within 90 days the Directors may withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

10.5	No surviving Member or Director

Notwithstanding the foregoing, where there is no Director in office and the only persons interested in the issued Shares are entitled on transmission, such persons shall be treated as if already registered as the holders of such Shares, but solely for the purpose of passing an Ordinary Resolution appointing one or more Directors.

11.	SURRENDER, REDEMPTION AND PURCHASE OF SHARES

11.1	Surrender of Shares

Shares may be surrendered in accordance with the relevant provisions of the Companies Act.

11.2	Shares not redeemable

Shares are not redeemable.

11.3	Power of the Company to purchase its Shares

Subject to the provisions of the Companies Act and to any rights conferred on the holders of any class of Shares, the Company shall have the power to purchase all or any of its Shares on such terms as the Directors may agree with the holders of such Shares. The Company may make a payment in respect of the purchase of its own Shares in any manner permitted by the Companies Act, including out of capital. Purchase proceeds may be paid in cash and/or in-kind.

11.4	Holding Shares in treasury

The Directors may hold and dispose of any repurchased, redeemed or surrendered Shares in treasury in accordance with the relevant provisions of the Companies Act.

12.	FINANCIAL ASSISTANCE

The Company may give financial assistance directly or indirectly for the purpose of, or in connection with, the acquisition made or to be made by any person of any Shares or of shares in any Member.

13.	CLASS RIGHTS AND CLASS MEETINGS

13.1	Variation of class rights

Subject to the Companies Act, whether or not Shares are divided into more than one class, all or any of the rights attached to a class of Shares may be varied in such manner as those rights may provide or, if no such provision is made, either:

(a)	by the Directors, provided that such variation is not materially adverse to the rights of the holders of such Shares (as determined by the Directors);

(b)	with the consent in writing of holders of two-thirds of the issued Shares of that class; or

(c)	with the sanction of a resolution passed at a separate meeting of the holders of the Shares of that class by a two-thirds majority of the holders of the Shares of that class present and voting at such meeting (whether in person or by proxy).

13.2	Treatment of classes of Shares by Directors

The Directors may for the purposes of this Article, treat two or more, or all, of the classes of Shares as forming one class of Shares if the Directors consider that such classes of Shares would be affected by the proposed variation in the same way.

13.3	Class rights not deemed to be varied

Except where expressly provided by the terms of the issue of the Shares of that class, the rights attached to any class of Shares are not taken to be varied by:

(a)	the creation or issue of further Shares ranking equally with or subordinate to them; or

(b)	the repurchase, redemption or surrender of any Shares.

13.4	Class meetings

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to any class meeting, except that the quorum shall be one or more Members that together hold at least one third of the Shares of that class.

14.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS

Except as required by these Articles or the Companies Act, the Company:

(a)	is not required to recognise a person as holding any Share on any trust, even if the Company has notice of the trust; and

(b)	is not required to recognise, and is not bound by, any interest in or claim to any Share, except for the registered holder’s absolute legal ownership of the Share, even if the Company has notice of that interest or claim.

15.	LIEN ON SHARES

15.1	Lien on Shares generally

The Company shall have a first and paramount lien on all Shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or amounts payable to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time determine any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share is released if a transfer of that Share is registered.

15.2	Enforcement of lien

The Company may sell, on such terms and in such manner as the Directors think fit, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within 14 Clear Days after notice has been given by the Company to the holder of the Share (or to any other person entitled to the Share by reason of the death, bankruptcy, liquidation or dissolution of the holder of the Shares) demanding payment of that amount and giving notice of intention to sell the Share if such payment is not made.

15.3	Completion of sale under lien

To give effect to a sale of Shares under a lien the Directors may authorise any person to execute an instrument of transfer in respect of the Shares to be sold to, or in accordance with the directions of, the relevant purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of any consideration provided for the Shares, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale or the exercise of the Company's power of sale under these Articles.

15.4	Application of proceeds of sale

The net proceeds of a sale made under a lien after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person who was entitled to the Shares immediately prior to the sale.

16.	ALTERATION OF share CAPITAL

The Company may by Ordinary Resolution:

(a)	increase its share capital by the creation of new Shares of such amount as the resolution prescribes;

(b)	consolidate, or consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of a smaller amount than is fixed by the Memorandum; and

(d)	cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

All new Shares created in accordance with the provisions of this Article shall be subject to the same provisions of these Articles with reference to liens, transfer, transmission and otherwise as the Shares in the original share capital.

17.	SPECIAL RESOLUTIONS

Subject to the provisions of the Companies Act and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein;

(d)	reduce its share capital and any capital redemption reserve;

(e)	commence a voluntary winding up; and

(f)	merge or consolidate with any one or more constituent companies (as defined in the Companies Act).

18.	CONVENING GENERAL MEETINGS

18.1	Convening a general meeting

(a)	The Directors may convene a general meeting of the Company whenever the Directors think fit, and must do so if required to do so pursuant to a valid Members’ requisition.

(b)	If at any time there are no Directors then any one Member shall be entitled to convene a general meeting of the Company in the same manner as if such Member were the Directors.

(c)	The Directors may, in their absolute discretion (save for general meetings convened at the requisition of one or more Members), postpone or cancel a general meeting before the date on which it is to be held, with or without reason.

18.2	Members’ requisition

A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition at the Registered Office not less than 10% of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

18.3	Requirements of Members’ requisition

(a)	The requisition must state the objects of the general meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(b)	If the Directors do not within 21 days from the date of the deposit of a valid requisition (the "Convening Deadline") duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing a majority of the total voting rights of all of them, may themselves convene a general meeting of the Company, but any meeting so convened shall not be held after the expiration of three months after the Convening Deadline.

(c)	A general meeting convened in accordance with this Article by requisitionists shall be convened (insofar as is possible) in the same manner as that in which general meetings are to be convened by Directors and the Directors shall, upon demand, provide the names and addresses of each Member to the requisitionists for the purpose of convening such meeting.

19.	NOTICE OF GENERAL MEETINGS

19.1	Length and form of notice

(a)	At least five Clear Days' notice shall be given of any general meeting of the Company.

(b)	Every notice shall specify the place, the day and the time of the meeting and the general nature of the business to be conducted and shall be given in a manner set out in these Articles or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by all the Members (or their proxies) entitled to attend and vote at that meeting.

19.2	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice of a general meeting shall not invalidate the proceedings at that meeting.

20.	PROCEEDINGS AT GENERAL MEETINGS

20.1	Requirement and number for a quorum

No item of business may be transacted at a general meeting unless a quorum is present. A quorum is two Members present in person or by proxy or by a duly authorised representative and entitled to vote unless the Company has only one Member in which case that Member alone constitutes a quorum.

20.2	General meetings by telephone or other communications device

A meeting of the Members may be held by means of any telephone, electronic or other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by resolution of the Members present, the meeting shall be deemed to be held at the place where the chairman is physically present.

20.3	Adjournment if quorum not present

If within 30 minutes after the time appointed for a general meeting a quorum is not present (or if during such a meeting a quorum ceases to be present), the meeting:

(a)	if convened upon the requisition of Members, is dissolved; and

(b)	in any other case, stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the meeting the Members present shall be a quorum.

20.4	Appointment of chairman of general meeting

(a)	If the Directors have elected one of their number as chairman of their meetings that person shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

(b)	If no Director is willing to act as chairman or if no Director is present within 15 minutes after the time appointed for holding the meeting, the Members present shall elect one of their number to be chairman of the meeting.

20.5	Adjournment of general meeting

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. The chairman may, without the consent of the meeting, adjourn the meeting if it is necessary to ensure that all Members are able to participate in the meeting in an orderly fashion. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

20.6	Voting on a show of hands

(a)	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded.

(b)	Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s book containing the minutes of proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

20.7	No casting vote for chairman

If there is an equality of votes either on a show of hands or on a poll, the chairman is not entitled to a second or casting vote.

20.8	When a poll may be demanded

A poll may only be demanded:

(a)	before the show of hands on that resolution is taken;

(b)	before the result of the show of hands on that resolution is declared; or

(c)	immediately after the result of the show of hands on that resolution is declared.

20.9	Demand for poll

A poll may be demanded by the chairman or one or more Members entitled to vote on the resolution. A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

20.10	Voting on a poll

If a poll is properly demanded:

(a)	it must be taken in the manner and at the date and time directed by the chairman;

(b)	on the election of a chairman or on a question of adjournment, it must be taken immediately;

(c)	the result of the poll is a resolution of the meeting at which the poll was demanded; and

(d)	the demand may be withdrawn.

21.	VOTES OF MEMBERS

21.1	Written resolutions of Members

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all Members for the time being entitled to receive notice of and to speak, attend and vote at general meetings of the Company shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held. A resolution in writing is adopted when all Members entitled to do so have signed it.

21.2	Registered Members to vote

No person shall be entitled to vote at any general meeting unless he is registered as a Member in the Register of Members on the record date for such meeting.

21.3	Voting rights

Subject to these Articles and to any rights or restrictions for the time being attached to any class or classes of Shares:

(a)	on a show of hands, each Member present in person and each other person present as a proxy or duly authorised representative of a Member has one vote; and

(b)	on a poll, each Member present in person has one vote for each Share held by the Member and each person present as a proxy or duly authorised representative of a Member has one vote for each Share held by the Member that the person represents. Each fractional Share shall carry the applicable fraction of one vote.

21.4	Voting rights of joint holders

If a Share is held jointly and more than one of the joint holders votes in respect of that Share, only the vote of the joint holder whose name appears first in the Register of Members in respect of that Share counts.

21.5	Voting rights of Members incapable of managing their affairs

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote whether on a show of hands or on a poll by his receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy.

21.6	Objection to voting qualification

An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting:

(a)	may not be raised except at that meeting or adjourned meeting; and

(b)	must be referred to the chairman of the meeting whose decision is final.

If any objection is raised to the right of a person to vote and the chairman disallows the objection then the vote cast by that person is valid for all purposes.

22.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS

22.1	How Members may attend and vote

(a)	Subject to these Articles, each Member entitled to vote at a general meeting may attend and vote at the general meeting:

(i)	in person, or where a Member is a company or non-natural person, by a duly authorised representative; or

(ii)	by one or more proxies.

(b)	A proxy or a duly authorised representative may, but not need be, a Member of the Company.

22.2	Appointment of proxies

The instrument appointing a proxy shall be in writing and be executed by or on behalf of the Member appointing the proxy.

22.3	Form of instrument of proxy

The instrument appointing a proxy may be in any usual or common form (or in any other form approved by the Directors) and may be expressed to be for a particular general meeting (or any adjournment of a general meeting) or generally until revoked.

22.4	Receipt of proxy appointment

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting (or in any instrument of proxy sent out by the Company) prior to the time set out in such notice or instrument (or if no such time is specified, no later than the time for holding the meeting or adjourned meeting). Notwithstanding the foregoing, the chairman may, in any event, at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

22.5	Validity of votes cast by proxy

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the proxy is appointed unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which the proxy voted.

22.6	Corporate representatives

Any non-natural person which is a Member may authorise such person as it thinks fit to act as its representative at any general meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the non-natural person which he represents as the non-natural person could exercise if it were itself a natural person.

22.7	Shares that may not be voted

Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any general meeting or class meeting (as applicable) and shall not be counted in determining the total number of outstanding Shares at any given time.

23.	APPOINTMENT, REMOVAL AND RETIREMENT OF DIRECTORS

23.1	Number of Directors

The Company may from time to time by Ordinary Resolution establish a maximum and/or minimum number of Directors. The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares. Directors shall be entitled to receive notice of any general meeting.

23.2	Corporate Directors

The Company may appoint any non-natural person as a Director. Any such non-natural person may exercise any of its powers and authorities as a Director through any duly authorised representative.

23.3	Appointment and removal of Directors

(a)	The Company may by Ordinary Resolution appoint any person to be a Director. The first Director(s) shall be determined in writing by, or appointed by a resolution of, the Subscriber. Subject to the terms of these Articles, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director.

(b)	The Company may by Ordinary Resolution remove any Director from office. A Director may be removed from office if all the other Directors (being not less than two in number) resolve that he should be removed as a Director.

23.4	Other circumstances in which a Director ceases to hold office

A Director ceases to hold office as a Director if the Director:

(a)	resigns as Director by giving notice in writing to the Company;

(b)	is not present personally or by proxy or represented by an alternate Director at three consecutive meetings of the Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

(c)	dies, becomes bankrupt, commences liquidation, dissolves or makes any arrangement or composition with his creditors generally; or

(d)	is found to be or becomes of unsound mind.

24.	POWERS OF DIRECTORS

24.1	General powers to manage the Company’s business

(a)	Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

(b)	The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

24.2	Signing of cheques

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

24.3	Retirement payments and other benefits

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

24.4	Borrowing powers of Directors

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking and property and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

25.	PROCEEDINGS OF DIRECTORS

25.1	Directors to regulate proceedings

(a)	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

(b)	Questions arising at any Directors’ meeting shall be decided by a simple majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

25.2	Convening a Directors’ meeting

A Director or alternate Director may, or any other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director. Notice of a meeting of the Directors must specify the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

25.3	Quorum

The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who is also an alternate Director shall, if his appointor is not present, be counted as two Directors for the purpose of the quorum.

25.4	Power to act notwithstanding vacancies

The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in that number, or for calling a general meeting of the Company.

25.5	Chairman to preside

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within 15 minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

25.6	Validity of acts of Directors in spite of a formal defect

All acts done by a meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified from holding office (or had vacated office) or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be and had been entitled to vote.

25.7	Directors’ meetings by telephone or other communication device

A meeting of the Directors (or committee of Directors) may be held by means of any telephone, electronic or such other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is physically present.

25.8	Written resolutions of Directors

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director or a proxy being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. A resolution in writing is adopted when all the Directors (whether personally, by an alternate Director or by a proxy) have signed it.

25.9	Appointment of a proxy

A Director but not an alternate Director may be represented at any meeting of the Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director. The authority of any such proxy shall be deemed unlimited unless expressly limited in the written instrument appointing him.

25.10	Presumption of assent

A Director (or alternate Director) present at a meeting of Directors is taken to have cast a vote in favour of a resolution of the Directors unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the chairman or secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of a resolution of the Directors.

25.11	Directors’ interests

Subject to the provisions of the Companies Act and provided that he has declared to the Directors the nature and extent of any personal interest of his in a matter, transaction or arrangement, a Director or alternate Director notwithstanding his office may:

(a)	hold any office or place of profit in the Company, except that of Auditor;

(b)	hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind;

(c)	enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(d)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as Auditor;

(e)	sign or participate in the execution of any document in connection with matters related to that interest;

(f)	participate in, vote on and be counted in the quorum at any meeting of the Directors that considers matters relating to that interest; and

(g)	do any of the above despite the fiduciary relationship of the Director’s office:

(i)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)	without affecting the validity of any contract, transaction or arrangement.

For the purposes of this Article, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any matter, transaction or arrangement for which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such matter, transaction or arrangement of the nature and extent so specified.

25.12	Minutes of meetings to be kept

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at general and class meetings of the Company and meetings of the Directors or committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

26.	DELEGATION OF DIRECTORS' POWERS

26.1	Power of Directors to delegate

The Directors may:

(a)	delegate any of their powers, authorities and discretions to any person or committee consisting of one or more Directors and any other person the Directors think fit in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the Directors think fit;

(b)	authorise any person or committee to whom powers, authorities and discretions are delegated under this Article by the Directors to further delegate some or all of those powers, authorities and discretions;

(c)	delegate their powers, authorities and discretions under this Article either collaterally with or to the exclusion of their own powers, authorities and discretions; and

(d)	at any time revoke any delegation made under this Article by the Directors in whole or in part or vary its terms and conditions.

26.2	Committees

A committee to which any powers, authorities and discretions have been delegated under the preceding Article must exercise those powers, authorities and discretions in accordance with the terms of delegation and any other regulations that may be imposed by the Directors on that committee. The proceedings of a committee of the Directors must be conducted in accordance with any regulations imposed by the Directors, and, subject to any such regulations, to the provisions of these Articles dealing with proceedings of Directors insofar as they are capable of applying.

26.3	Appointing an attorney, agent or authorised signatory of the Company

(a)	The Directors may, by power of attorney or otherwise, appoint any person, to be the attorney, agent or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit.

(b)	Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney, agent or authorised signatory as the Directors think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in such person.

26.4	Officers

(a)	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors think fit. Unless otherwise specified in the terms of his appointment, an officer may be removed from that office by resolution of the Directors or by Ordinary Resolution.

(b)	An officer ceases to hold office if such officer:

(i)	is removed from office in accordance with paragraph (a) above;

(ii)	resigns its office by giving notice in writing to the Company;

(iii)	dies, becomes bankrupt, commences liquidation, dissolves or makes any arrangement or composition with his creditors generally; or

(iv)	is found to be or becomes of unsound mind.

26.5	Alternate Directors

(a)	Any Director (other than an alternate Director) may at any time appoint another Director, or any other person willing to act, to be an alternate Director and may at any time remove from office an alternate Director so appointed by him.

(b)	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

(c)	An alternate Director shall cease to be an alternate Director if his appointor ceases for any reason to be a Director.

(d)	All appointments and removals of alternate Directors shall be by notice in writing to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

(e)	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

(f)	An alternate Director ceases to hold office as an alternate Director at the time specified in his appointment (if applicable) or if the alternate Director:

(i)	is removed from office in accordance with paragraph (a) above;

(ii)	resigns as alternate Director by giving notice in writing to the Company;

(iii)	dies, becomes bankrupt, commences liquidation, dissolves or makes any arrangement or composition with his creditors generally; or

(iv)	is found to be or becomes of unsound mind.

27.	REMUNERATION OF DIRECTORS

27.1	Directors’ Remuneration

The Company may pay to each Director for his services as a Director such remuneration (if any) as the Directors shall determine.

27.2	Expenses

A Director is entitled to be reimbursed out of the funds of the Company for such reasonable travelling, accommodation and other expenses as the Director may properly incur in travelling to, attending and returning from meetings of Directors or committees of Directors and general meetings of the Company or otherwise in attending to the business of the Company.

27.3	Additional or special duties

If a Director at the request of the Directors performs additional or special duties for the Company, the Company may pay or provide to that Director such remuneration or other benefits as the Directors may determine.

28.	SEAL

28.1	Directors to determine use of Seal

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used with the authority of the Directors or a committee of the Directors established for such purpose. Every document to which the Seal is affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for that purpose.

28.2	Duplicate Seal

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

29.	DIVIDENDS, DISTRIBUTIONS AND RESERVES

29.1	Payment of Dividends

Subject to the Companies Act and these Articles, the Directors may declare and/or pay Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account, or as otherwise permitted by the Companies Act. Unless the Directors resolve that a Dividend shall be a final dividend, any Dividend shall be deemed an interim Dividend and consequently may be cancelled by the Directors at any time before the date of payment of such Dividend.

29.2	Calculation of Dividends

Except as otherwise provided by these Articles or the rights attached to any Shares or the terms of any Shares, all Dividends shall be declared and/or paid according to the par value of the Shares that a Member holds. If any class of Share is issued on terms providing that it shall rank for Dividend as from a particular date, that class of Share shall rank for Dividend accordingly.

29.3	Deduction from Dividends

The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by that Member to the Company.

29.4	Dividend satisfied by distribution of specific assets

The Directors may resolve or declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

30.	PAYMENTS

30.1	Where the Company is required to make any payment to any Member or former Member (each, a "payee") for any reason whatsoever (including payment of any Dividend, redemption proceeds or other distribution):

(a)	it may be made in such manner as the Directors may deem appropriate and no payee shall be entitled to require payment by cheque or in any other particular manner;

(b)	such payment shall be at the risk and expense of the payee and the Company shall not be liable for any delay in, or loss arising from, any such payment for any reason whatsoever;

(c)	where made by any electronic payment method, the due making of a payment instruction and consequent deduction from the bank account (or other financial institution account) of the Company shall be a good discharge by the Company of its payment obligations;

(d)	where paid by a cheque sent through the post, it shall be sent (at the risk of the person entitled to the money represented thereby) to the registered address of, and made payable to, the order of the payee or to such other address and/or person as the payee may in writing direct, and the Company shall not be responsible for any loss in transmission;

(e)	the Company shall be entitled to recover any overpayment of monies;

(f)	the Company may set-off and apply any sums due by the payee (or by any one or more of joint payees) on any account whatsoever (whether or not presently payable) in reducing the amount of such payment by the Company;

(g)	no unpaid amount shall bear interest against the Company;

(h)	where the payment is unclaimed after 6 months from the date it first became payable (or any cheque in respect thereof remaining uncashed or unpresented after 6 months from the date of posting or in the case of a Dividend from the proposed date of payment thereof), it shall, if the Directors so resolve, be forfeited for the benefit of, and shall cease to remain owing by, the Company and shall thereafter belong to the Company absolutely; and

(i)	in the case of any joint payees (including any current or former joint Members), payment may be made by the Company to any one or more of the joint payees, any payment instruction or direction from any one joint payee to the Company shall bind all joint payees (and in the case of conflicting instructions or directions the Company may act on any of them) and any notice in respect of any payment given by the Company to any one of the joint payees shall be deemed to be given to all of them.

30.2	Subject to the foregoing, all unclaimed amounts (including Dividends) may be invested or otherwise made use of by the Directors, in their absolute discretion, for the benefit of the Company until claimed.

30.3	Notwithstanding any other provision of these Articles, the Company shall not be obliged to make any payment to a Member in respect of a Dividend, repurchase, redemption or other distribution if the Directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti-money laundering laws or regulations) or such refusal is required by the laws and regulations governing the Company and/or its service providers.

31.	CAPITALISATION OF RESERVES AND PROFITS

31.1	Subject to the Companies Act and to any rights and restrictions for the time being attached to any class of Shares, the Directors may resolve to capitalise all or any part of any amount standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or the profit and loss account or otherwise available for distribution to Members and:

(a)	apply all or part of any amount so capitalised for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of Dividend in paying up any amounts unpaid on Shares held by Members or in paying up in full unissued Shares to be issued to Members as fully paid; or

(b)	apply all or part of any amount so capitalised in paying up Shares for the benefit of any person in satisfaction of any obligation of the Company to issue paid up Shares to such person.

In such event the Directors shall take any action required to give effect to such capitalisation, and may make such provisions as they think fit in the event that Shares become distributable in fractions (including providing for fractional entitlements to accrue to the Company rather than to the Members concerned).

31.2	The Directors may authorise any person to enter into an agreement with the Company on behalf of all of the Members interested providing for such capitalisation and matters incidental to the capitalisation and any such agreement shall be effective and binding on all the Members concerned.

32.	BOOKS OF ACCOUNT

32.1	Books of account to be kept

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the affairs of the Company and to explain its transactions.

32.2	Inspection by Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them will be open to the inspection of Members (not being Directors). No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or authorised by the Directors or by Ordinary Resolution.

32.3	Accounts required by law

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

32.4	Retention of records

All books of account maintained by the Company shall be retained for a period of at least five years, or such longer period required by any applicable law or regulation from time to time.

33.	AUDITOR

33.1	Appointment of Auditor

The Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

33.2	Rights of Auditor

The Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

33.3	Reporting requirements of Auditor

The Auditor shall, if so required by the Directors, make a report on the accounts of the Company during the Auditor's tenure of office at the next general meeting following their appointment, and at any other time during the Auditor's term of office, upon request of the Directors or any general meeting of the Company.

34.	NOTICES

34.1	Form and method of giving notices

(a)	Notices shall be in writing and may be given by:

(i)	any Member to the Company by delivering such notice at the Registered Office. Notices may be delivered in person, by post, email or facsimile but shall only be validly served on the Company if such notice is actually received by the Registered Office on behalf of the Company; and

(ii)	the Company to any Member either personally or by sending it by post, email or facsimile to his address as shown in the Register of Members, and where such a notice is:

(A)	sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted;

(B)	sent by facsimile, service of the notice shall be deemed to be effected by transmitting the facsimile to the number provided by the intended recipient and shall be deemed to have been received on the same day that it was sent; and

(C)	given by email, service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

(b)	Any notice, if posted from one country to another, is to be sent by airmail.

34.2	Persons entitled to Shares by transmission

A notice may be given by the Company to any person the Company has been advised is entitled to any Share in consequence of the death, bankruptcy, liquidation or dissolution of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death, bankruptcy, liquidation or dissolution had not occurred.

35.	WINDING UP

35.1	Method of winding up

(a)	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.

(b)	If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up (subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company).

(c)	This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

35.2	Distribution of assets in a winding up

Subject to any rights or restrictions for the time being attached to any class of Shares, on a winding up of the Company the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, distribute among the Members the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose:

(a)	decide how the assets are to be distributed as between the Members or different classes of Members;

(b)	value the assets to be distributed in such manner as the liquidator thinks fit; and

(c)	vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the Members entitled to the distribution of those assets as the liquidator sees fit, but so that no Member shall be obliged to accept any assets in respect of which there is any liability.

36.	INDEMNITY AND INSURANCE

36.1	Indemnity and limitation of liability of Directors and officers

(a)	To the maximum extent permitted by law, every current and former Director and officer of the Company (excluding an Auditor but including an alternate Director and the proxy of a Director) (each an "Indemnified Person"), shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses (each a "Liability"), which such Indemnified Person may incur in that capacity unless such Liability arose as a result of the actual fraud or wilful default of such person.

(b)	No Indemnified Person shall be liable to the Company for any loss or damage resulting (directly or indirectly) from such Indemnified Person carrying out his or her duties unless that liability arises through the actual fraud or wilful default of such Indemnified Person.

(c)	For the purpose of these Articles, no Indemnified Person shall be deemed to have committed "actual fraud” or “wilful default" until a court of competent jurisdiction has made a final, non-appealable finding to that effect.

36.2	Advance of legal fees

The Company shall advance to each Indemnified Person reasonable legal fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any such advance of expenses, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it is determined that the Indemnified Person was not entitled to indemnification under these Articles.

36.3	Indemnification to form part of contract

The indemnification and exculpation provisions of these Articles are deemed to form part of the employment contract or terms of appointment entered into by each Indemnified Person with the Company and accordingly are enforceable by such persons against the Company.

36.4	Insurance

The Directors may purchase and maintain insurance for or for the benefit of any Indemnified Person including (without prejudice to the generality of the foregoing) insurance against any Liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company.

37.	REQUIRED DISCLOSURE

If required to do so under the laws of any jurisdiction to which the Company (or any of its service providers) is subject, or in compliance with the rules of any stock exchange upon which any Shares are listed, or to ensure the compliance by any person with any anti-money laundering legislation in any relevant jurisdiction, any Director, officer or service provider (acting on behalf of the Company) shall be entitled to release or disclose any information in its possession regarding the affairs of the Company or a Member, including, without limitation, any information contained in the Register of Members or subscription documentation of the Company relating to any Member.

38.	FINANCIAL YEAR

Unless the Directors resolve otherwise, the financial year of the Company shall end on 31 March in each year and, following the year of incorporation, shall begin on 1 January in each year.

39.	TRANSFER BY WAY OF CONTINUATION

The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act.

40.	TAX TRANSPARENCY REPORTING

40.1	Each Member shall provide the Company on a timely basis with any documents, tax certifications, financial and other information (collectively "Tax Reporting Information") as the Company may request in connection with the Company's compliance with any legal and tax information reporting and exchange obligations applicable to it under the laws of the Cayman Islands or any other applicable jurisdiction (collectively, "Tax Reporting Obligations"), including, without limitation, any Tax Reporting Obligations under any Cayman Islands laws, regulations or guidance notes that give effect to: (i) the United States' Foreign Account Tax Compliance Act; (ii) the Organisation for Economic Co-operation and Development's Common Reporting Standard; and (iii) any additional inter-governmental agreement or treaty entered into by, or otherwise binding upon the Cayman Islands that provides for the exchange of tax information with another jurisdiction.

40.2	The Company shall have the power to release, report or otherwise disclose to the Department for International Tax Cooperation in the Cayman Islands (or any other authority as may be required under the Tax Reporting Obligations) any Tax Reporting Information provided by a Member to the Company and any other information held by the Company in respect of the Member's investment in the Company, in connection with the Tax Reporting Obligations, including, without limitation, in relation to the identity, address, tax identification number, tax status and interest in the Company of the Member (and any of its direct or indirect owners or affiliates).

40.3	If a Member fails to provide the Company with any requested Tax Reporting Information on a timely basis and such failure results, or may result, in the Company's inability to comply with its Tax Reporting Obligations or if the Company is otherwise unable to comply with its Tax Reporting Obligations as a result of the direct or indirect action (or inaction) of a Member, the Company may:

(a)	compulsorily repurchase some or all of such Member's Shares without notice at a price per Share equal to the fair value of such Shares (as determined by the Directors) and may deduct or withhold from such redemption proceeds any penalty, debt, withholding or back up tax, costs, expenses, obligations, liabilities or other adverse consequences (collectively, "Tax Reporting Liabilities") imposed on the Company, its Members and/or any of their respective directors, officers, employees, agents, managers, shareholders and/or partners as a result of such failure, action or inaction by such Member; and/or

(b)	re-designate, immediately and without consent, such Member's Shares as belonging to a separate class and create a separate internal account in respect of such Shares so that any Tax Reporting Liabilities may be allocated solely to that class and debited from such class.

DATED: 12 October 2023

/s/ Emily Cornhill
for and on behalf of
CO Services Cayman Limited

P.O. Box 10008
Willow House
Cricket Square
Grand Cayman
KY1-1001
Cayman Islands

acting by:

Name: Emily Cornhill
Title: Authorised signatory

/s/ Alikie Kandler
Alikie Kandler
Witness to the above signature